SIXTH AMENDMENT (including Addendums)

TO THE HORIZON FUNDS FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the last date on the signature block to the Fund Administration Servicing Agreement, dated as of February 8, 2016 (the “Agreement”), is entered into by and between HORIZON FUNDS, a Delaware trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, d/b/a U.S. Bank Global Fund Services a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust desires to add funds to its series; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

The following funds are added to Amended Exhibit A:

Horizon ESG Defensive Core Fund

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

HORIZON FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Matt Chambers	By:	/s/ Anita M. Zagrodnik

Name:	Matt Chambers	Name:	Anita M. Zagrodnik

Title:	V.P.	Title:	Senior VP

Date:	12.19.2019	Date:	12/19/19

Amended Exhibit A to the Fund Administration Servicing Agreement – Horizon Funds

Fund Names

Separate Series of Horizon Funds

Name of Series

Horizon Active Asset Allocation Fund

Horizon Active Risk Assist® Fund

Horizon Active Income Fund

Horizon Defined Risk Fund

Horizon Active Dividend Fund

Horizon Defensive Multi-Factor Fund

Horizon Multi-Asset Income Fund

Horizon ESG Defensive Core Fund

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